Exhibit 2.1

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”), dated as of February 17, 2006 (the “Effective Date”), is by and among Sakoki, LLC, a Delaware limited liability company (“Buyer”), Wireless Facilities, Inc., a Delaware corporation (“Seller”), and the Companies (as defined below).

W I T N E S S E T H:

WHEREAS, Seller, directly or indirectly through its Affiliate Wireless Facilities International, Ltd., owns prior to the Closing Date (as defined below) the issued and outstanding equity, shares and/or capital stock of the following subsidiaries of Seller (each, a “Company”, and collectively, the “Companies”) as set forth in Schedule 3.04 (collectively, the “Shares”):

(i)            WFI de México, S. de R.L. de C.V., a Mexican limited liability company;

(ii)           WFI de México, Servicios de Administración, S. de R.L. de C.V., a Mexican limited liability company;

(iii)          WFI de México, Servicios de Ingeniería, S. de R.L. de C.V., a Mexican limited liability company;

(iv)          WFI Services de Mexico S.A. de C.V., a Mexican variable capital corporation;

(v)           WFI Asesoria en Administración, S.C.; and

(vi)          WFI Asesoria en Telecomunicaciones, S.C.

WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, as partial consideration for the Shares, Buyer desires to assume any and all liabilities, obligations, costs, expenses, payments, penalties, fines, assessments, levies, charges, fees, assessments, Taxes (except for such Taxes payable by Seller pursuant to Article VI and any Taxes payable by Seller that directly and solely result from the sale of the Shares) and/or wage, severance, benefit or other employee obligations relating to the Companies or their Affiliates that are payable by Seller, the Companies or any of their respective Affiliates to any national, state, local or municipal governmental authority or other third party which (x) relate to the action or inaction of any of the Companies prior to, on or after the Effective Date and (y) may be accrued, contingent, U.S. or foreign, including, without limitation, the contingent tax liability for which Seller has accrued approximately Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in current Tax contingencies on its consolidated balance sheet as of December 31, 2005 (collectively, the “Assumed Liabilities”);

WHEREAS, Seller and Buyer acknowledge and agree that Buyer shall enjoy all of the benefits and obligations relating to the Shares and the Companies on and after the Effective Date, irrespective of the actual date of the Closing; and

WHEREAS, the managing member of Buyer and the Board of Directors of Seller have determined that the sale of the Shares to Buyer is in the best interests of their respective companies and equityholders and have agreed to effect the transactions provided for herein upon the terms and conditions of this Agreement.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

The following terms as used herein have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, however, that neither a Company nor any Subsidiary of such Company shall be considered an Affiliate of Seller.

“Buyer Ancillary Agreements” means all agreements (other than this Agreement) and documents to which Buyer is or will be a party that are required to be executed pursuant to this Agreement.

“Closing” has the meaning set forth in Section 2.03(a).

“Closing Date” means the date of the Closing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Recitals.

“Federal Tax” means any Tax imposed under Subtitle A of the Code.

“Final Determination” means (i) with respect to Federal Taxes, a “determination” as defined in Section 1313(a) of the Code and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by Buyer, Seller or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible Buyer or Seller (as the case may be) determines that no action should be taken to recoup such payment, and the non-responsible Buyer or Seller (as the case may be) agrees.

“GAAP” means United States generally accepted accounting principles.

“Holders” means The Unity Trust.

“IRS” means the United States Internal Revenue Service.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Net Assets” means (i) the total assets of all of the Companies taken as a whole (consisting of all such assets required to be set forth on a balance sheet prepared in accordance with GAAP applied on a basis consistent with past practice and the draft December 31, 2005 balance sheet of the Companies provided to Seller prior to the date of this Agreement) minus (ii) the total liabilities of all of the Companies taken as a whole (consisting of all such liabilities required to be set forth on a balance sheet prepared in accordance with GAAP applied on a basis consistent with past practice and the draft December 31, 2005 balance sheet of the Companies provided to Seller prior to the date of this Agreement, and excluding any and all intercompany debt by and between Seller, on the one hand, and the Companies, on the other hand).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Effective Date Tax Period” means any Tax period ending after the close of business on the Effective Date.

“Pre-Effective Date Tax Period” means any Tax period ending on or before the close of business on the Effective Date.

“Seller Group” means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which Seller or any of its Affiliates is a member.

“Shares” has the meaning set forth in the Recitals.

“Subsidiary” of a specified entity means any entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such other entity.

“Tax” means any (i) any federal, state, local, or foreign taxes including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind, including interest, penalty or addition thereto, whether disputed or not; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum taxes).

“Tax Benefit” means an adjustment which makes allowable to Buyer, any of its Affiliates or, effective upon the Effective Date, a Company or any Subsidiary of such Company any deduction, amortization, exclusion from income or other allowance which would not, but for such adjustment, be allowable.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any governmental authority (domestic or foreign) responsible for the imposition of Taxes.

ARTICLE 2

PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares at the Closing.  Buyer and Seller hereby acknowledge and agree that, to the fullest extent permitted by law, as of the Effective Date: (i) Buyer shall be deemed the record and beneficial owner of the Shares, and assume full responsibility and operational control of the Companies, notwithstanding the actual Closing Date; (ii) Buyer shall be entitled to receive any and all benefits relating to the Shares and the Companies, and shall assume and be fully responsible for any and all obligations and liabilities relating to the Shares and the Companies; and (iii) Buyer shall assume all Assumed Liabilities; provided however, that in the event any Tax under the Assumed Liabilities is not required to be paid and the amount of Assumed Liabilities is reduced, Buyer shall not be required to pay to Seller any amounts in excess of the Purchase Price (as defined below) in connection with such reduction.  The aggregate purchase price for the Shares shall be Eighteen Million Dollars ($18,000,000) (the “Purchase Price”) and be paid or delivered, as the case may be, as provided below and in Section 2.03:

(a)           One Million Five Hundred Thousand Dollars ($1,500,000) in cash to be delivered to Seller on the Effective Date as a non-refundable deposit on the Purchase Price (the “Cash Consideration”); and

(b)           A promissory note (in the form attached hereto as Exhibit A, the “Promissory Note”) issued by Buyer in favor of Seller for the aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) and delivered to Seller on the

Effective Date.  The Promissory Note shall accrue simple interest at 7.5% per annum and the outstanding principal shall be paid in four installments of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) on May 17, 2006, Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) on August 17, 2006, Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) on November 17, 2006, and a final payment of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) plus any accrued but unpaid interest on or before December 31, 2006, with each payment subject to adjustment as set forth herein and therein.  The Promissory Note shall be secured by: (i) pledge agreements (in the forms attached hereto as Exhibits B-1 and B-2 and collectively the “Pledge Agreement”) by and among Buyer, Holders and Seller in favor of Seller with respect to (collectively, the “Pledged Shares”) (x) Two Million Two Hundred Thousand (2,200,000) shares of Seller’s Common Stock owned by Holders and (y) all of the Shares to be transferred to Seller to Buyer pursuant to the terms and conditions herein; and (ii) a personal guaranty (in the form attached hereto as Exhibit C, the “Personal Guaranty”), by and among Buyer, Massih Tayebi and Seller in favor of Seller.  At such time that the aggregate fair market value of the Pledged Shares represents 120% or more of the outstanding principal under the Promissory Note, the Personal Guaranty shall terminate and be of no further force and effect.

SECTION 2.02.  Purchase Price Adjustment.

(a)           Within 25 business days after the Closing, Seller shall deliver to Buyer its calculation of the Net Assets as of the Effective Date (the “Effective Date Net Asset Calculations”).

(b)           Within 30 days after the receipt of the notice described in subsection (a), Buyer may object to the Effective Date Net Asset Calculations by giving written notice to Seller.  If Buyer does not object to the Effective Date Net Asset Calculations within such 30-day period or if Buyer agrees with the Effective Date Net Asset Calculations by delivering a written confirmation thereof to Seller within the specified 30-day period, then Buyer shall be deemed to have conclusively agreed with and shall be bound by the Effective Date Net Asset Calculations for purposes of this Section 2.02.  Buyer’s objection to the Effective Date Net Asset Calculations, if any, shall include Buyer’s revised calculations of the Net Assets as of the Effective Date (the “Post-Effective Date Net Asset Calculations”).  Within 30 days after Seller’s receipt of the Post-Effective Date Net Asset Calculations, Seller may object to the Post-Effective Date Net Asset Calculations by giving written notice to Buyer setting forth the basis for Seller’s rejection of some or all of the calculations set forth in the Post-Effective Date Net Asset Calculations (the “Seller’s Objection”).  If Seller does not object to the Post-Effective Date Net Asset Calculations within such 30-day period or if Seller agrees with the Post-Effective Date Net Asset Calculations by delivering a written confirmation thereof to Buyer within the specified 30-day period, then Seller shall be deemed to have conclusively agreed with and shall be bound by the Post-Effective Date Net Asset Calculations for purposes of this Section 2.02.  Seller and Buyer shall confer in good faith for a period of up to 15 days following Buyer’s receipt of the Seller’s Objection, if any, concerning the subject matter of the Seller’s Objection in an attempt to resolve it.  If, after such 15-day period (the “Resolution Period”), Seller and Buyer cannot agree, then the parties shall attempt to agree upon a mutually satisfactory nationally recognized auditing firm (the “Firm”) for the determination described below; provided, however, that if the parties cannot agree on a mutually satisfactory nationally recognized auditing firm, then each of Seller and Buyer shall select a nationally recognized auditing firm and the two firms so selected by Seller and Buyer shall select the Firm.  The Firm shall review the Effective Date Net Asset Calculations and the Post-Effective Date Net Asset Calculations and make a final written determination of the Net Assets as of the Effective Date, which determination shall be conclusive and binding on Seller and Buyer.  The Firm’s engagement pursuant to this Section 2.02(b) shall be limited solely to determining the Net Assets as of the Effective Date.  Seller and Buyer shall initially bear the fees and expenses of the Firm, in equal proportions, in connection with its engagement pursuant to this Section 2.02(b).  If the Net Assets as of the Effective Date, as determined by the Firm, is greater than the Net Assets as of the Effective Date, as proposed by Seller to Buyer at the end of the Resolution Period, then Seller shall be deemed to be the prevailing party and Buyer shall be deemed to be the non-prevailing party.  If the Net Assets as of the Effective Date, as determined by the Firm, is less than or equal to the Net Assets as of the Effective Date, as proposed by Buyer to Seller at the end of the Resolution Period, then Buyer shall be deemed to be the prevailing party and Seller shall be deemed to be the non-prevailing party.  The non-prevailing party shall pay all reasonable costs, fees and expenses related to the Firm’s engagement pursuant to this Section 2.02(b), including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.  If the Net Assets as of the Effective Date, as determined by the Firm, is a number in between (i) the Net Assets as of the Effective Date, as proposed by Seller to Buyer at the end of the Resolution Period, and (ii) the Net Assets as of the Effective Date, as proposed by Buyer to Seller at the end of the Resolution Period, then Seller and Buyer shall bear the fees and expenses of the Firm, in equal proportions and neither Buyer nor Seller shall be deemed to be a prevailing party.

(c)           If the Net Assets as of the Effective Date, as finally determined in accordance with Section 2.02(b) (the “Effective Date Net Assets”), is less than Eighteen Million Dollars ($18,000,000) (the “Target Net Assets”), then the Purchase Price shall be reduced by $1.00 for each $1.00 by which the Effective Date Net Assets is less than the Target Net Assets (such reduction, the “Purchase Price Reduction”).  Within five business days after the determination of the Effective Date Net Assets in accordance with Section 2.02(b) (such date of determination, the “Determination Date”), Seller shall notify Buyer of the Purchase Price Reduction which shall operate as a reduction in the principal amount due under the Promissory Note and reduce the amount of the final installment payments due thereunder in equal portions.  For illustration purposes only, if there are four remaining installment payments under the Promissory Note, then an aggregate Purchase Price Reduction of Four Thousand Dollars ($4,000) would be spread equally among the four remaining installment payments by deducting One Thousand Dollars ($1,000) from each installment payment.

(d)           If the Effective Date Net Assets is greater than the Target Net Assets, then the Purchase Price shall be increased by $1.00 for each $1.00 by which the Effective Date Net Assets are greater than the Target Net Assets (such increase, the “Purchase Price Increase”).  Within five business days after the Determination Date, Seller shall notify Buyer of the Purchase Price Increase which shall operate as an increase in the principal amount due under the Promissory Note and increase the amount of the final installment payments due thereunder in equal portions.  For illustration purposes only, if there are four remaining installment payments under the Promissory Note, then an aggregate Purchase Price Increase of Four Thousand Dollars ($4,000) would be spread equally among the four remaining installment payments by adding One Thousand Dollars ($1,000) to each installment payment.

(e)           Buyer and Seller shall provide such documents and materials as reasonably requested by the other party and shall fully cooperate with the other in order to determine the calculations set forth in this Section 2.02.

SECTION 2.03.  Closing; Conditions to Closing; Deliverables.

The closing (the “Closing”) of the purchase and sale of the Shares hereunder shall be deemed to occur upon the earlier of the date that Seller delivers to Buyer a written notice that the Shares have been duly transferred to Buyer in accordance with applicable law or March 10, 2006 (the “Closing Date”), and shall take place at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California.

The obligation of Seller and Buyer to consummate the Closing is subject to the condition that either (i) the Shares have been duly transferred to Buyer in accordance with applicable law or (ii) the Closing Date shall have occurred.

On the Effective Date, Buyer shall deliver to Seller the following:

(i)            The Cash Consideration in immediately available funds by wire transfer to an account of Seller designated by Seller; and

(ii)           The fully executed Promissory Note, Personal Guaranty and Pledge Agreement.

On the Closing Date: (i) Seller shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, as applicable, with any required transfer stamps affixed thereto (or in any event promptly after the registration of such transfer by the appropriate Mexican or other national, state, local or municipal governmental authorities); and (ii) Seller shall cause the Secretary of each Company to promptly and duly transfer the relevant Shares relating to such Company under applicable laws, such that Buyer shall appear in the Stockholders’ Registry Book as the record owner of such Shares.  Likewise, the parties shall cause each Company to notify the Foreign Investment Domestic Registry of the transfer of the relevant Shares relating to such Company in accordance with applicable law.

Seller and Companies shall take any and all action to transfer control of the Companies to Buyer, including but not limited to the resignation of any officers, managers, partners, and directors of the Companies, as requested by Buyer.

SECTION 2.04.  Termination.  This Agreement shall terminate prior to the Closing only by mutual written agreement of Seller and Buyer.  The provisions of Sections 5.03(c) and Article 8 shall survive any termination hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the Effective Date that:

SECTION 3.01.  Organization. Each of the Companies is either a limited liability company or a variable capital corporation duly organized, validly existing and in good standing under the laws of the United Mexican States.  Each of the Companies has all corporate power and authority to carry on its respective businesses as now being conducted.

SECTION 3.02.  Authority.  Each of the Companies and Seller has full capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

SECTION 3.03.  Due Execution. This Agreement has been duly executed and delivered by each of the Companies and Seller and constitutes valid and legally binding obligations of each of the Companies and Seller.

SECTION 3.04.  Ownership of the Shares.  Except as set forth in Schedule 3.04, Seller is the legal, beneficial and record owner of the Shares, has good and marketable title to such Shares, and has all right, title, and interest in and to such Shares.  The equity holders set forth in Schedule 3.04 represent the holders of 100% of the outstanding equity of the Companies; provided, however, that Seller does not make any representation or warranty as to the equity ownership (including any transfers of equity not reflected in Schedule 3.04) of Jalil Tayebi or other equity interests listed in Schedule 3.04 that are not owned by Seller or its Affiliates.  Except as contemplated in the transactions pursuant to this Agreement, Seller is not aware of any agreement, understanding, trust, or other collaborative arrangement or understanding with any party other than Seller that would materially and adversely affect Seller’s right, title and interest in and to such Shares.  Except as set forth in Schedule 3.04, the Shares are owned free and clear of all Liens of every kind; and, upon the delivery of the Shares in the manner contemplated in this Agreement, Buyer will acquire the beneficial and legal, valid and indefeasible title to the Shares, free and clear of all Liens of every kind, except for restrictions on transfer under the Pledge Agreement.  The Shares have been validly issued and are fully paid.  There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition of any Company’s securities or for the purchase or acquisition from Seller of the Shares, except for the Pledge Agreement.

SECTION 3.06.  Waiver by Companies.  Each Company hereby waives any and all notices (and the requirement to give same) to be given to such Company required under or by any of the agreements governing the Shares and consents to the transfer of the Shares by Seller to Buyer on the terms set forth herein.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Effective Date that:

SECTION 4.01.  Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite power and authority to carry on its businesses as now being conducted.

SECTION 4.02.  Authority.  Buyer has full capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

SECTION 4.03.  Due Execution.  This Agreement has been duly executed and delivered by Buyer and constitutes valid and legally binding obligations of Buyer.

SECTION 4.04.  Purchase for Investment; No Finders.  Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.  Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

SECTION 4.05.  Inspections; No Other Representations.  Buyer is an informed and sophisticated purchaser and has engaged expert advisors experienced in the evaluation and purchase of companies such as the Companies as contemplated hereunder.  Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements.  Buyer agrees to accept the Shares and the Companies in the condition they are in on the Effective Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in this Agreement.  Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any Company or the future business and operations of any Company or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to any Company or its respective businesses or operations, except as expressly set forth in this Agreement.

ARTICLE 5

COVENANTS

SECTION 5.01. Seller Covenants.  Seller agrees that:

(a)           To the extent that any of the Shares are directly or indirectly owned by a Subsidiary or Affiliate of Seller or other third party, Seller shall have caused, or cause, such Subsidiary, Affiliate or other third party to effect, on or immediately after the Closing, the transfer of the Shares to Buyer.

(b)           Any and all agreements, arrangements, receivables and payables between Seller, on the one hand, and the Companies, on the other hand, shall be, and hereby are, terminated as of the Effective Date.

(c)           Seller shall pay and be responsible for any fee or commission payable to any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller upon the consummation of the transactions contemplated by this Agreement.

SECTION 5.02.  Buyer Covenants.  Buyer agrees that:

(a)           On and after the Effective Date, Buyer will, and cause each of the Companies to, afford promptly to Seller and its accountants, attorneys, agents and representatives full and complete access to their properties, books, records, documents, employees, directors and auditors to the extent reasonably necessary or appropriate to permit Seller to (i) determine any matter relating to Seller’s rights and obligations hereunder or to any period ending on or before the Effective Date, (ii) complete and/or initiate any and all financial audits necessary or appropriate for the Company’s business, operations and financial reporting purposes, and (iii) respond to, prepare for, or defend itself against any third-party or governmental investigation, inquiry, action, suit, proceeding, claim or threatened or actual legal or arbitral proceedings, including, without limitation, any and all stockholder derivative and/or class action litigation and inquiries and investigations by the U.S. Securities and Exchange Commission (the “SEC”), whether or not in existence as of the Effective Date; provided, however, that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer; provided, further that Seller may retain copies of such books and records that are reasonably necessary or appropriate to respond to, prepare for, or produce such properties, books, records and employees in connection with any existing third-party or governmental investigation, inquiry, action, suit, proceeding, claim or threatened or actual legal proceeding or arbitration.  Without limiting the foregoing, Buyer will, and cause each of the Companies to, provide full cooperation with respect to issues relating to, arising under or resulting from Seller’s ongoing stockholder derivative and/or class action litigation and SEC investigation, including, without limitation: (x) assisting in making employees of Buyer and the Companies reasonably available for deposition testimony; and (y) preserving and delivering original copies of, and providing reasonable access to, any and all properties, books, records, documents relating to, arising under or resulting from Seller’s ongoing stockholder derivative and/or class action litigation and SEC investigation.

SECTION 5.03.  Mutual Covenants.  Buyer and Seller agree that:

(a)           Subject to the terms and conditions of this Agreement, Buyer and Seller will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, without limitation, the registration of the transfer of the Shares with the appropriate Mexican or other national, state, local or municipal governmental authorities.  Buyer agrees to cause each of the Companies to execute, notarize and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.  Notwithstanding the foregoing, no delay, postponement, or rejection of the registration of the transfer of the Shares from Seller to Buyer by any Mexican or other national, state, local or municipal governmental authority shall be deemed to delay the Closing hereunder, and the parties shall take all reasonably necessary actions to effect such registration of the transfer of the Shares with the appropriate Mexican or other national, state, local or municipal governmental authorities.

(b)           Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in each case in connection with the consummation of the transactions contemplated by this Agreement, and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.  Seller will provide to Buyer a copy of any documents filed by Seller with the Mexican taxing authorities after the Closing with respect to Seller’s payment of Mexican Taxes relating to the sale of the Shares.

(c)           The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation.  In the event that any such disclosure is required by applicable law, SEC regulations or any listing agreement with any national securities exchange, then the parties will negotiate in good faith with respect to the content of the proposed disclosure before making such disclosure.

(d)           Buyer and Seller shall enter into a Transition Services Agreement, attached hereto as Exhibit D, which Transition Services Agreement will, among other things, grant to Buyer a license to use the name “WFI” pursuant to the terms and conditions contained therein.

ARTICLE 6

TAX MATTERS

SECTION 6.01.  Filing of Tax Returns.

(a)           Seller will file (or cause to be filed) all necessary consolidated United States federal, U.S. state and U.S. local income Tax Returns of the Seller Affiliated Group and all necessary Combined Income Tax (as defined below) returns for all taxable periods ending on or before the Effective Date.  Seller will file (or cause to be filed) all necessary Separate US Tax Returns with respect to each of the Companies and its Subsidiaries for all taxable periods ending on or before the Effective Date.  Seller will pay for its own account or the account of one or more of its Affiliates (i) any United States federal income Taxes with respect to such federal income Tax Returns, (ii) any United States state, local or other U.S. governmental income or U.S. franchise Taxes with respect to such Combined Income Tax Returns (“Combined Income Taxes”), and (iii) any United States or state, local or other U.S. governmental Taxes other than Combined Income Taxes or Taxes described in clause (i) above (“Separate Taxes”) with respect to such Separate Tax returns.  To the extent permitted by applicable law and regulations, the taxable year of each of the Companies will terminate on the Effective Date for all United States or state, local and other U.S. governmental income and U.S. franchise Tax purposes.

(b)           Promptly, but no later than 180 days after the Effective Date (but, in any event, no later than 30 days prior to the due date (without extensions) of the relevant Tax Return), Buyer and each of the Companies will provide Seller with the necessary information relating to such Company and its Subsidiaries and, where necessary, authorization for Seller to prepare such U.S. Tax Returns and to pay such U.S. federal income Taxes, Combined Income Taxes and Separate

Taxes.  Buyer and each of the Companies will prepare such information in a manner consistent with past practice, and Seller will prepare such Tax Returns in a manner consistent with past practice.

(c)           Except as described in Sections 6.01(a) and 6.01(b), Buyer and each of the Companies will file (or cause to be filed), as applicable, all necessary United States or state, local and other governmental (including Mexico) Tax Returns with respect to such Company for all taxable periods.  Buyer and each of the Companies will pay (or cause to be paid) for its own account or the account of one or more of its Affiliates any Taxes due with respect to such Tax Returns; provided, however, that, with respect to any taxable period of such Company or any of its Subsidiaries that begins on or before the Effective Date and ends after the Effective Date (a “Straddle Period”), Seller shall reimburse Buyer or any Company for any such Taxes paid that are attributable to the pre-Effective Date portion of that Straddle Period.  Such reimbursement by Seller shall occur by wire transfer on the later of (A) the third day prior to the due date for payment of such Taxes to the government and (B) the fifteenth business day after Buyer has provided to Seller (i) written notice that such Taxes have been or soon will be paid by Buyer, a Company or any of its Subsidiaries and (ii) a detailed calculation of the Straddle Period Taxes and the pre-Effective Date portion thereof; provided, however, that, if Seller’s failure to pay such Taxes results from insufficiency of the detailed calculation, no interest will be due from Seller.  The detailed calculation shall be sufficient to allow Seller to make a determination as to the accuracy of the calculation.  Buyer and Seller will endeavor in good faith to resolve any differences with respect to such calculation.

(d)           For purposes of this Agreement, income, deductions and other items in respect of a Straddle Period will be allocated between the pre-Effective Date portion of such Straddle Period and the post-Effective Date portion of such Straddle Period based on an actual closing of the books of such entity as of the end of the Effective Date.

(e)           Within sixty (60) days following the Closing Date, Buyer shall deliver a notice (the “Notice”) to Seller indicating, at Buyer’s sole discretion, (i) Buyer’s intent to file a Code Section 338(g) tax election, to which Seller hereby consents, or (ii) Buyer’s request for Seller to file “check-the-box” elections (“Check-The-Box Election”) under Treasury Regulations Section 301.7701-3 with respect to each Company and its Subsidiaries (other than those classified as “per se” corporations), effective as of the day prior to the Closing Date, electing to treat such Companies and Subsidiaries as disregarded entities, which Seller shall timely file within ten (10) days following receipt of such Notice on IRS Forms 8832, copies of which shall be provided to Buyer.  If Buyer delivers to Seller a Notice of a Check-The-Box Election, Buyer shall provide Seller with (a) an analysis, prepared by an accounting firm at Buyer’s sole expense, indicating (x) the tax effect to Seller of filing such check-the-box elections and (y) the tax effect to Seller of Buyer filing a Section 338(g) election (the “Tax Analysis”), and (b) payment in an amount equal to the difference between (x) and (y) (the “Delta Payment”).  The Delta Payment shall be considered an Assumed Liability with respect to Buyer’s indemnification obligations under Section 7.01 of this Agreement.

(f)            During the sixty (60) day period following the Closing Date, Seller shall provide Buyer in a timely manner with information and reasonable assistance in order for Buyer to prepare the Tax Analysis.

SECTION 6.02.  Tax Covenants.

(a)           Buyer covenants that it will not cause or permit any of the Companies or any Subsidiary or Affiliate of Buyer to (i) take any action on the Effective Date other than in the ordinary course of business, including, without limitation, the distribution of any dividend or the effectuation of any redemption, that could give rise to any Tax liability of the Seller Group or any loss of Seller or the Seller Group under this Agreement or (ii) make or change any Tax election (except as described in Section 6.01(e)), amend any Tax Return, take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction, in each case that results in any increased Tax liability or reduction of any Tax Asset of Seller in respect of any Pre-Effective Date Tax Period.

(b)           All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Buyer, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(c)           Subject to Buyer’s obligation to provide tax cooperation pursuant to Section 6.07, Seller will be solely liable for any income or other Tax for which Seller is liable under the Mexican Income Tax Law that directly and solely result from Seller’s sale of the Shares.

SECTION 6.03.  Control.

(a)           Seller will have the exclusive right to file any amended Tax Returns and to control any audit or other administrative or judicial proceeding with respect to the consolidated United States federal income Tax liability of the Seller Affiliated Group and/or the Tax liability of Seller or an Affiliate of Seller under any Combined Income Tax Return and the portion of any other audit or other administrative or judicial proceeding regarding any other matter that may result in any Tax liability with respect to which Seller provides indemnification under this Agreement.

(b)           Except as provided in Section 6.03(a), Buyer will have the exclusive right to control any audit or other administrative or judicial proceeding with respect to the Tax liability of the each of the Companies or any of its Subsidiaries.

SECTION 6.04.  Refunds.

(a)           Seller will be entitled to any refunds (including interest paid therewith) in respect of any Tax liability of any Company or any of its Subsidiaries in respect of a taxable period (or the portion thereof) ending on or prior to the Effective Date.

(b)           Seller will be entitled to any refunds (including interest paid therewith) in respect of any Tax liability of any Company or any of its Subsidiaries in respect of a pre-Effective Date portion of any Straddle Period.

(c)           Except as provided in Section 6.04(a) and Section 6.04(b), Buyer will be entitled to any refunds (including interest paid therewith) in respect of any Tax Liability of any Company or any of its Subsidiaries.

SECTION 6.05.  Tax Benefits.

(a)           Buyer agrees to pay to Seller any Tax Benefit received by any Company, any Subsidiary of such Company, Buyer or any Affiliate of Buyer from the use in any Post-Effective Date Tax Period of a carryforward of any Tax Asset of such Company or any Subsidiary of such Company from a Pre-Effective Date Tax Period.  Such Tax Benefit shall be considered equal to the excess of (i) the amount of Taxes that would have been payable by any Company, any Subsidiary of such Company, Buyer or any Affiliate of Buyer over (ii) the amount of Taxes actually payable by such Company, any Subsidiary of such Company, Buyer or any Affiliate of Buyer.  Payment of the amount of such Tax Benefit shall be made within 90 days of the filing of the applicable Tax Return for the taxable year in which the Tax Asset is utilized.  If, subsequent to the payment by Buyer to Seller of any such amount, there shall be (A) a Final Determination which results in a disallowance or a reduction of the Tax Asset so carried forward or (B) a reduction in the amount of the Tax Benefit realized by any Company, any Subsidiary of such Company, Buyer or any Affiliate of Buyer as a result of any other Tax Asset that arises in a Post-Effective Date Tax Period, Seller shall repay to Buyer, within 90 days of such event described in clause (A) or (B) (an “Event” or, collectively, the “Events”), any amount which would not have been payable to Seller pursuant to this Section 6.05(a) had the amount of the Tax Benefit been determined in light of the Events.

(b)           Any amount paid to or by Seller under this Section 6.05 will be treated as an adjustment to the Purchase Price unless a Final Determination causes any such amount to not constitute an adjustment to the Purchase Price for Tax purposes.  In such event, Buyer or Seller, as the case may be, shall pay an amount that reflects the hypothetical Tax consequences of the receipt or accrual of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting, for example, the effect of deductions available for interest paid or accrued and Taxes such as state and local income Taxes.

SECTION 6.06.  Interest.  In the event that any payment required to be made under this Agreement is made after the date on which such payment is due, interest will accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the rate designated from time to time in Section 6621(a)(2) of the Code, compounded on a daily basis.

SECTION 6.07.  Tax Cooperation.

(a)           Seller and Buyer will furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to each of the Companies or its Subsidiaries or their respective assets or businesses (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Taxes or Tax Return.  Seller and Buyer will cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to each of the Companies or its Subsidiaries or their respective assets or businesses, and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Agreement.  The party requesting cooperation under this Section 6.07 will reimburse the other party for any actual out-of-pocket expenses incurred in furnishing such cooperation.

(b)           Seller and Buyer will report to the other any written communication from or with the IRS or other Taxing Authority that relates in any way to the characterization of the Purchase or any related transaction.

ARTICLE 7

INDEMNIFICATION

SECTION 7.01.  Indemnification.

(a)           Buyer and its Affiliates hereby indemnifies Seller and its officers, directors, employees, attorneys, Subsidiaries and Affiliates (all such persons and entities being collectively referred to as the “Seller Indemnified Party”) against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Damages”) incurred or suffered by the Seller Indemnified Party arising out of: (i) any Tax resulting from any action or inaction of any Company, Buyer or any Affiliate of Buyer after the Effective Date; (ii) any Tax imposed on any Company or any Subsidiary for all taxable periods (or the portion thereof) on or after the Effective Date (except for such Taxes payable by Seller pursuant to Article VI and any Taxes payable by Seller that directly and solely result from the sale of the Shares); (iii) any and all Assumed Liabilities; (iv) the operation of the business of any Company and its Subsidiaries on or after the Effective Date; (v) the approval of this Agreement by Buyer; and (vi) the fraud or willful misconduct of Buyer and its Affiliates.

(b)           Seller and its Affiliates hereby indemnifies Buyer and its officers, members, directors, employees, attorneys, Subsidiaries and Affiliates (all such persons and entities being collectively referred to as the “Buyer Indemnified Party”) against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Buyer Indemnified Party arising out of (i) the approval of this Agreement by Seller and (ii) the fraud or willful misconduct of the Seller and its Affiliates.

SECTION 7.02.  Notice of Claim; Third Party Claims.

(a)           The party seeking indemnification under this Article 7 (the “Indemnified Party”) agrees to give prompt notice (a “Notice of Claim”) to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding (any such claim, suit, action or proceeding, a “Claim”) in respect of which indemnity may be sought under Section 7.02 and will provide the Indemnifying Party with such information relating thereto that the Indemnifying Party may reasonably request.  Each Notice of Claim will contain the following:  (i) a statement that the Indemnified Party has incurred or suffered Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in a Third Party Claim (as defined in Section 7.02(b))); and (ii) a brief description, in reasonable detail (to the extent reasonably available to the Indemnified Party), of the facts, circumstances or events giving rise to the alleged Damages based on the Indemnified Party’s good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to the Indemnified Party) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred or suffered and the specific nature of the breach to which such item is related.  The failure to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

(b)           The Indemnified Party will defend any Claim asserted by any third party for which indemnification is available hereunder (“Third Party Claim”), and the costs and expenses incurred by the Indemnified Party in connection with such defense (including the reasonable fees of attorneys, other professionals and experts and court or arbitration costs) will be included in the Damages for which the Indemnified Party may seek indemnification pursuant to a Claim made by such Indemnified Party hereunder.  If the Indemnified Party fails to actively and diligently defend a Third Party Claim, the Indemnifying Party may elect to defend such Third-Party Claim to conclusion or settlement satisfactory to the Indemnifying Party.  If the Indemnifying Party makes the foregoing election, the costs and expenses incurred by the Indemnifying Party in connection with such defense (including the reasonable fees of attorneys, other professionals and experts and court or arbitration costs) will initially be paid by the Indemnified Party and included in the Damages for which the Indemnified Party may seek indemnification pursuant to a Claim made by such Indemnified Party hereunder; provided, however, that if the Indemnified Party fails to pay such costs and expenses then such costs and expenses may be included in the Damages for which the Indemnifying Party may seek indemnification pursuant to a Claim made by such Indemnifying Party.

(c)           The party that is not defending a Third Party Claim (the “Non-Defending Party”) will have the right to participate at its own expense in all proceedings.  Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(d)           The party that is defending a Third Party Claim shall obtain the prior written consent of the Non-Defending Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim.

SECTION 7.04.  Calculation of Damages.  The amount of any Damages payable under Section 7.02 by the Indemnifying Party shall be net of any amounts recovered or recoverable by the Indemnified Party under applicable insurance policies.

SECTION 7.05.  Resolution of Notice of Claim.  Each Notice of Claim delivered by an Indemnified Party to an Indemnifying Party will be resolved as follows:

(a)           If, within 20 calendar days after a Notice of Claim is received by the Indemnifying Party, the Indemnifying Party does not contest such Notice of Claim in writing to the Indemnified Party as provided in Section 7.05(b), then the Indemnifying Party will be conclusively deemed to have consented to the recovery by the Indemnified Party of the full amount of the Damages specified in the Notice of Claim and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Party for such amount in any court having jurisdiction over the matter where venue is proper.

(b)           If the Indemnifying Party gives the Indemnified Party written notice contesting all or any portion of a Notice of Claim (a “Contested Claim”) within the 20-day period specified in Section 7.05(a), then such Contested Claim will be resolved by either (i) a written settlement agreement executed by the Indemnifying Party and the Indemnified Party or (ii) in the absence of such a written settlement agreement, by binding arbitration between Indemnifying Party and the Indemnified Party in accordance with the terms and provisions of Section 8.06.

(c)           If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by the Indemnifying Party and the Indemnified Party (a “Settled Claim”), then the parties will resolve such Settled Claim as provided in such settlement agreement.

SECTION 7.06.  Assignment of Claims.  If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 7.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a “Potential Contributor”) based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01.  Notices.  All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service.  Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other party in accordance with this Section 8.01:

if to Buyer, to:

if to Seller, to:

with a copy to:

SECTION 8.02.  Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, and in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.03.  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

SECTION 8.04.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.  Notwithstanding the foregoing and anything contained in this Agreement to the contrary, Buyer shall have the right, in its sole discretion, to transfer its rights and obligations under this Agreement and/or the Shares to a corporation or other entity wholly-owned by Buyer.

SECTION 8.05.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the conflicts of law rules of such state.

SECTION 8.06.  Arbitration.  If a dispute arises between the parties relating to the interpretation or performance of this Agreement, with the exception of any claim for a temporary restraining order or preliminary or permanent injunctive relief to enjoin any breach or threatened breach hereof, such dispute shall be settled by a panel of three arbitrators with such arbitration to be held in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All arbitrators must be knowledgeable in the subject matter at issue in the dispute.  The arbitrators shall make their decision in accordance with the terms of this Agreement and applicable law.  Each party shall initially bear its own costs and legal fees associated with such arbitration and Buyer and Seller shall initially split the cost of the arbitrators, but the prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such arbitration.  The decision of the arbitrators shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party.  The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason.  The arbitrators shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages.  The decision of the arbitrator shall be final and binding on the parties and enforceable in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards (9 U.S.C. Section 1, et. seq.).

SECTION 8.07.  Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 8.08.  Entire Agreement.  This Agreement, including the Exhibits and Schedules hereto, and the Non-Disclosure Agreement by and between Seller and Buyer collectively constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, including, without limitation, the letter of intent previously executed by Seller and Buyer.

SECTION 8.09.  Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 8.10.  Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.  Upon such determination that any provision is invalid, illegal or unenforceable, the parties agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

SECTION 8.12.  Attorneys’ Fees.  Subject to Section 8.06, should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal).  Subject to Section 8.06, the prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

SECTION 8.13.  Construction.  The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and the other agreements, certificates and documents contemplated by this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement, certificate or document will be construed against the party drafting such agreement, certificate or document.  Each reference herein to a law, statute, regulation, document, agreement or contract will be deemed in each case to include all amendments thereto.  When a reference is made in this Agreement to Exhibits, Sections or Articles, such reference will be to an Exhibit, a Section or an Article, respectively, to this Agreement unless otherwise indicated.

SECTION 8.14.  No Joint Venture.  Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto.  Except as otherwise specified herein:  (a) no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party; (b) no party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other; (c) no party will have any power or authority to bind or commit any other party; and (d) no party will hold itself out as having any authority or relationship in contravention of this Section 8.14.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SAKOKI LLC

By:	/s/ Massih Tayebi

Name: Massih Tayebi

Title:

WIRELESS FACILITIES, INC.

By:	/s/ James R. Edwards

Name: James R. Edwards

Title: SVP and General Counsel

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANIES:

WFI DE MEXICO, S. DE R.L. DE C.V.		WFI SERVICES DE MÉXICO, S.A. DE
C.V.

By:	/s/ James R. Edwards
Title:	Attorney-in-Fact	By:	/s/ James R. Edwards
		Title:	Attorney-in-Fact

WFI DE MEXICO, SERVICIOS DE INGENIERIA, S. DE R.L. DE C.V.		WFI SERVICES DE MÉXICO, SERVICIOS DE ADMINISTRACIÓN, S.
DE R.L. DE C.V.

By:	/s/ James R. Edwards
Title:	Attorney-in-Fact	By:	/s/ James R. Edwards
		Title:	Attorney-in-Fact

WFI ASESORIA EN TELECOMUNICACIONES, S.C.		WFI ASESORIA EN ADMINISTRACION, S.C.

By:	/s/ James R. Edwards	By:	/s/ James R. Edwards
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

Acknowledged and agreed to as of the date first written above:

Massih Tayebi

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT]

EXHIBIT A

PROMISSORY NOTE

SECURED PROMISSORY NOTE

US$16,500,000	Issue Date: February 17, 2006

Effective from and after the Closing as that term is defined in the Equity Purchase Agreement (as defined below) and for value received, SAKOKI, LLC, a Delaware limited liability company (the “Borrower”) promises to pay no later than December 31, 2006 (the “Maturity Date”), to the order of WIRELESS FACILITIES, INC., a Delaware corporation (the “Lender”), the principal sum of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) in lawful money of the United States of America, subject to adjustment as set forth in Section 2.02(c) and 2.02(d) of the Equity Purchase Agreement by and among Borrower, Lender and the Companies dated on or about the Issue Date (the “Equity Purchase Agreement”).  The Borrower is entering into this Secured Promissory Note in connection with the Equity Purchase Agreement, pursuant to which Lender will sell, and Borrower will purchase, the Shares.  Capitalized terms not defined herein shall have the respective meanings set forth in the Equity Purchase Agreement.

1.             The principal sum of this Secured Promissory Note shall bear simple interest as of and from the date hereof (the “Issue Date”), up to and including the date of repayment, at the rate of 7.5% per annum (or, if less, at the Highest Lawful Rate in accordance with Section 5).  The outstanding principal and accrued but unpaid interest shall be payable as follows: (i) an initial payment of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) on or before May 17, 2006; (ii) a second payment of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) on or before August 17, 2006; (iii) a third payment of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) on or before November 17, 2006; and (iv) a final payment of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), plus any and all remaining outstanding principal and accrued but unpaid interest and subject to adjustment as set forth in Section 2.02(c) and 2.02(d) of the Equity Purchase Agreement, on or before December 31, 2006.  Each payment made on this Secured Promissory Note shall be credited (i) first, to any interest then due and (ii) second, to the outstanding principal balance hereof.  The Borrower may prepay principal and interest on this Secured Promissory Note at any time, in any amount and without penalty.  All computations of interest shall be made on the basis of a year of 365 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  The Borrower shall ensure that the Lender’s right to payment under this Secured Promissory Note shall not at any time be made subject, subordinate or rendered junior in the right of payment to any other indebtedness, obligations or liabilities of the Borrower.  Notwithstanding anything to the contrary herein, the payment amount in (iv) above shall be adjusted as set forth in Section 2.02(c) and 2.02(d) of the Equity Purchase Agreement.

2.             This Secured Promissory Note is secured by (i) a pledge agreement (the “WFI Pledge Agreement”) executed concurrently herewith by and among Lender, Holders (as defined in the Equity Purchase Agreement), and Borrower in favor of Lender with respect to Two Million Two Hundred Thousand (2,200,000) shares of Lender’s Common Stock owned by Holders, (ii) a pledge agreement executed concurrently herewith by and among Lender and

Buyer in favor of Lender with respect to the Shares, and (iii) a personal guaranty (the “Guaranty”) issued by Guarantor (as defined in the Guaranty) in favor of the Lender.  The agreements set forth in subsections (i), (ii) and (iii) hereof shall collectively be referred to as the “Secured Documents”, and the securities pledged under such documents shall be referred to as the “Pledged Shares”.

3.             All payments hereunder shall be made in lawful money of the United States of America by wire transfer to the account of Lender set forth in Exhibit A, or at such other place or to such account as the Lender from time to time shall designate in a written notice to the Borrower:

4.             Whenever any payment hereunder shall be stated to be due, or whenever any date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.  As used herein, “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Diego, California.

5.             Anything herein to the contrary notwithstanding, if for any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Secured Promissory Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.  As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Secured Promissory Note under applicable law.

6.             Payments hereunder shall be made without compensation or counterclaim and the Borrower hereby waives demand, presentment, dishonour, notice of dishonour, protest or notice of protest of this Secured Promissory Note.

7.             The Borrower represents and warrants to the Lender that this Secured Promissory Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Secured Promissory Note is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

8.             The occurrence of any of the following shall constitute an “Event of Default” under this Secured Promissory Note:

(a)           the failure to make any payment of principal, interest or any other amount payable hereunder after three (3) business days when due under this Secured Promissory Note;

(b)           a breach by Borrower or Guarantor shall have occurred in any material respect with respect to any term, covenant or agreement contained in this Note (other than as set forth in clause (a) above) or any other Secured Document and any such breach shall remain unremedied for a period of ten (10) days from the occurrence thereof;

(c)           Borrower shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Borrower shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Borrower pursuant to the Bankruptcy Code or any such other state or federal law; or Borrower shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Borrower’s property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Borrower and not be dismissed within sixty (60) days; or any order for relief shall be entered against Borrower in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this paragraph (c); or

(d)           the Secured Documents or any other of the documents relating to the Pledged Shares after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect; or the Borrower or any other person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other person shall deny that it has any further liability or obligation thereunder; or the Secured Documents or any other of the documents relating to the Pledged Shares for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority lien in any of the Pledged Shares purported to be covered thereby.

Upon the occurrence and during the continuance of any Event of Default, the Lender, at its option, may (i) by notice to the Borrower, declare the unpaid principal amount of this Secured Promissory Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Secured Promissory Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that if an event described in paragraph (c) above shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender’s rights and remedies under the Secured Documents and proceed to enforce all other rights and remedies available to the Lender under applicable law.

The Borrower agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Lender incurs in connection with enforcement or attempted enforcement of this Secured Promissory Note, or the protection or preservation of the Lender’s rights under this Secured Promissory Note, whether by judicial proceedings or otherwise.  Such losses, costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

9.             No single or partial exercise of any power under this Secured Promissory Note shall preclude any other or further exercise of such power or exercise of any other power.  No delay or omission on the part of the Lender in exercising any right under this Secured Promissory Note shall operate as a waiver of such right or any other right hereunder.

10.           This Secured Promissory Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Secured Promissory Note and their respective successors and assigns.  The Borrower may not assign or transfer this Secured Promissory Note or any of its obligations hereunder without the Lender’s prior written consent.  Whenever possible, each provision of this Secured Promissory Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Secured Promissory Note shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Secured Promissory Note.

11.           This Secured Promissory Note is non-negotiable and shall be governed by and construed in accordance with the laws of the State of California, without regards to conflict of laws principles.  This Secured Promissory Note, the Equity Purchase Agreement, the Secured Documents and any other documents referenced herein contain the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note on the Issue Date.

SAKOKI LLC

Name:
Title:

Acknowledged and agreed to as a guarantor pursuant to the Guaranty and a pledgor pursuant to the WFI Pledge Agreement:

Name: Massih Tayebi

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

EXHIBIT A

WIRE TRANSFER INFORMATION

EXHIBIT B-1

EQUITY PARTS AND SHARES PLEDGE AGREEMENT

EQUITY PARTS AND SHARES PLEDGE AGREEMENT

THIS EQUITY PARTS AND SHARES PLEDGE AGREEMENT (this “Agreement”), dated as of February 17, 2006, is made between Sakoki, LLC, a Delaware corporation and Jalil Tayebi and Saeed Sarkhani (jointly referred to as “Pledgor”), and Wireless Facilities, Inc., a Delaware corporation (“Secured Party”), with the consent and appearance of WFI de México, S. de R.L. de C.V., WFI Services de México, S.A. de C.V., WFI de México, Servicios de Ingeniería, S. de R.L. de C.V. and WFI de México, Servicios de Adminsitración, S. de R.L. de C.V. (jointly referred as the “Issuers”), all of them jointly represented by Massih Tayebi.

Recitals

WHEREAS, concurrently with the execution of this Agreement, Secured Party and Pledgor are entering into the Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which Secured Party and Wireless Facilities International Limited will sell, and Pledgor will purchase, the Shares;

WHEREAS, to document the outstanding balance of the purchase price for the Shares, Sakoki, LLC has executed a Promissory Note (the “Note”) in favor of Secured Party for the initial aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000), subject to adjustment as set forth therein.  A copy of the Note is attached hereto as Exhibit “A”;

WHEREAS, to secure the Note, Mr. Massih Tayebi has executed a personal guaranty and certain holders of the Secured Party’s common stock have entered into a stock pledge agreement (the “Second Stock Pledge Agreement”), according to which, among other things, such holders pledged 2,200,000 shares of the common stock of Wireless Facilities, Inc. to secure the Obligations;

WHEREAS, in addition to the securities mentioned above, Pledgor has agreed to pledge the Pledged Equity Parts and the Pledged Shares (as defined below) to guarantee the indebtedness and other obligations of Pledgor to Secured Party under or in connection with the Note; and

WHEREAS, Pledgor has direct benefits from the extension of credit pursuant to the Note (which benefits are hereby acknowledged by Pledgor).

Accordingly, Pledgor and Secured Party hereby agree as follows:

SECTION 1            Definitions; Interpretation.

(a)           All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note (as defined below).

(b)           As used in this Agreement, the following terms shall have the following meanings:

“Documents” means this Agreement, the Note, the Equity Purchase Agreement, the Second Stock Pledge Agreement, the Personal Guaranty by and between Mr. Massih Tayebi and Secured Party executed concurrently herewith, and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

“Credit Operations Law”  means the General Law of Credit Operations and Negotiable Instruments (Ley General de Títulos y Operaciones de Crédito).

“Event of Default” has the meaning set forth in Section 7.

“Issuers” means WFI de México, S. de R.L. de C.V., WFI de México, Servicios de Ingeniería, S. de R.L. de C.V., WFI de México, Servicios de Administración, S. de R.L. de C.V., WFI Services de México, S.A. de C.V. and any other entity issuing part or all of the Pledged Collateral (as defined below) and “Issuer” means any of them.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness of Pledgor to Secured Party under the Note, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Pledgor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Pledgor or Mr. Massih Tayebi of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Pledged Equity Parts” means the equity parts of all Issuers (except WFI Services de México, S.A. de C.V.) now owned by Pledgor, as more specifically described in Schedule 2.

“Pledged Shares” means the shares of one of the Issuers, namely WFI Services de México, S.A. de C.V., now owned by Pledgor and more specifically described in Schedule 1.

SECTION 2            Security Interest.

(a)           As security for the payment and performance of the Obligations, Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Equity Parts; (ii) the Pledged Shares; and (iii) any additional capital contributions hereafter subscribed by the Pledgor in the capital of the any of the Issuers, either to be represented by the Pledged Equity Parts or Pledged Shares or by any other equity parts or shares of the capital stock of any Issuer issued in favor of Pledgor, (iv) and all the capital stock or equity interests of an entity (the “Exchanged Shares”) exchanged for the Pledged Equity Parts or Pledged Shares with respect to a bona fide corporate restructuring or reorganization of the Companies following the date hereof (the “Reorganization”).  In the event additional capital contributions are made by the Pledgor or a Reorganization occurs, Pledgor must deliver an addendum to this Pledge Agreement to incorporate to the pledge hereunder such additional capital contributions or Exchanged Shares and must further deliver certified copies of the applicable notations evidencing such pledge in the Stock Ledger or Partners Registry Book of the corresponding Issuer or other entity, as applicable, as well as the stock certificate duly endorsed in favor of Secured Party reflecting such additional capital contribution or Exchanged Shares, as the case may be.  The parties acknowledge that the Pledged Collateral must at all times represent the entire capital stock of each and every one of the Issuers or the entire Exchanged Shares, as applicable.  The rights and goods described in (i), (ii), (iii) and (iv) shall be hereinafter referred to as the “Pledged Collateral”.

(b)           Pursuant to article 334, section II of the Credit Operations Law, in order to create the pledge over the Pledged Shares, Pledgor promptly will deliver within five (5) days of the Closing to Secured Party the aggregate stock certificates of the Pledged Shares duly endorsed in guaranty in favor of Secured Party, as well as a certified copy of the notation in the Stock Ledger of the Issuer of the Pledged Shares whereby the creation of this pledge over the Pledged Shares is evidenced.

(c)           Likewise, pursuant to article 334, section III of the Credit Operations Law, in order to create the pledge over the Pledged Equity Parts, Pledgor hereby delivers to Secured Party a certified copy of the notation in the Partners Registry Book of each of the Issuers (except WFI Services de México, S.A. de C.V.) of the creation of this pledge over the Pledged Equity Parts issued by the corresponding Issuer.

SECTION 3            Representations and Warranties.  Pledgor represents and warrants to Secured Party that:

(a)           Pledgor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)           This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms and its legal representative is duly empowered to execute this Agreement in the name and on behalf of Pledgor.

(c)           No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Pledgor of this Agreement.

(d)           Upon the closing of the Equity Purchase Agreement, Pledgor shall be the sole owner of all the capital stock and equity interest of the Issuers and therefore Pledgor does not require the authorization of any other partners or shareholders of the Issuers to create the pledge hereunder.

(e)           All the Pledged Equity Parts and Pledged Shares are fully paid and non-assessable.

(f)            With respect to the Pledged Shares and Pledged Equity Parts, Pledgor is the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(g)           Except for the Documents: (i) there are no restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party; and (ii) there are no voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

(h)           Pledgor’s domicile in Mexico, and all books and records concerning the Pledged Collateral, are and will remain located at Avenida Ejército Nacional 579, 2ndo Piso, Colonia Granada.

(i)            No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of Secured Party.

Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date hereof.

SECTION 4            Covenants.  So long as any of the Obligations remains unsatisfied, Pledgor agrees that:

(a)           Pledgor must, at his own expense, appear in and defend any action, suit or proceeding which purports to affect his title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

(b)           Pledgor must give prompt written notice to Secured Party (and in any event not later than 30 calendar days following any change described below in this subsection) of:  (i) any change in the location of Pledgor’s principal place of residence, (ii) any change in the location of books and records pertaining to Pledged Collateral; and (iii) all acts and deeds approved by the Shareholders or Partners of each of the Issuers, as provided in Section 5 below.

(c)           Pledgor must not surrender or lose possession of (other than to Secured Party or with the prior consent of Secured Party), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein, other than in connection with a Reorganization as provided in Section 2(a).

(d)           Pledgor must not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e)           Pledgor must not enter into any partners or shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(f)            Pledgor must abstain from authorizing or approving (or causing the authorization or approval) the payment of any dividend, capital redemption (or stock or equity part reimbursement), profit distribution, the payment of any shareholder loan or intercompany debt, or any other profit distribution from the Issuers without the prior written consent of Secured Party.  Consent for any of such distributions will be granted by Secured Party whenever all actions are taken in order for such proceeds to become part of the Pledged Collateral.

(g)           Pledgor must allow Secured Party or its appointed representatives, reasonable access to all corporate books and records of each of the Issuers or any successor entity having Pledged Collateral and permit Secured Party to inspect copies of such corporate books and records at the principal offices of Issuers or any successor entity having Pledged Collateral.

(h)           Pledgor must notify the Secured Party with at least 3 (three) calendar days in advance to holding any Shareholders or Partners Meeting of any of the Issuers called or convened to discuss a capital increase.

(i)            In order to preserve the security interest herein created over 100% (one hundred percent) of the capital stock of each of the Issuers, Pledgor must abstain from diluting its participation in the capital stock of the Issuers and consequently Pledgor must subscribe any capital stock increase of the Issuers and pledge the additional capital contributions as provided in Section 2 (a) (iii).

Notwithstanding anything to the contrary, nothing herein shall prevent any Reorganization of the Companies and the Secured Party shall reasonably cooperate with respect to such Reorganization, including delivering certificates, if any, related thereto.

SECTION 5            Administration of the Pledged Collateral.

(a)           Unless an Event of Default shall have occurred and be continuing, Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Company to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that Pledgor shall secure the prior written consent of Secured Party in order to vote in any partner or shareholders meeting of any of Issuers called to resolve any of the following events: (i)  the authorization or approval of the payment of any dividend, capital redemption (or stock or equity part reimbursement), profit distribution, the payment of any shareholder loan or intercompany debt, or any other profit distribution from the Issuers; (ii) any amendment to the corporate by-laws of the Issuers; and (iii) the dissolution or liquidation of any of the Issuers.

(b)           Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection (a).

(c)           Upon and after the occurrence and during the continuance of any Event of Default; Secured Party will have full rights to vote the Pledged Collateral and Secured Party will be responsible for voting the Pledged Collateral and controlling the Issuers.

SECTION 6            Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           Pledgor shall fail to pay within three (3) business days following maturity of any amount of principal of or interest on the Note or other amount payable hereunder or under the Note or in respect of the Obligations.

(b)           Pledgor shall fail to perform or observe in any respect any other material term, covenant or agreement contained in this Agreement, or the Noteon his part to be performed or observed and any such failure shall remain unremedied for a period of 15 calendar days from the occurrence thereof.

(c)           Any impairment in the priority of Secured Party’s Lien hereunder.

(d)           Any levy upon, seizure or attachment of any of the Pledged Collateral.

SECTION 7            Remedies.

(a)           Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Note or any other Document, the right to request the sale of the Pledged Collateral through the proceedings set forth under Article 341 of the Credit Operations Law.

(b)           The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder (including reasonable attorneys’ fees) and in collecting or attempting to collect any of the Pledged Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 11; and second, to the payment of the Obligations.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the Credit Operations Law or other applicable law.  Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 8            Indivisible Pledge.  The pledge created hereunder is indivisible and, therefore, all of the Pledged Collateral shall be subject to the pledge, even though the Obligations are reduced.  Therefore Pledgor hereby explicitly waives the benefits granted by Article 2890 of the Federal Civil Code.

SECTION 9            Notices.  All notices or other communications hereunder shall be in writing and mailed, sent or delivered personally or through courier service to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address as shall be designated by any party in a written notice to the other parties hereto.

Nevertheless, Pledgor (Sakoki, LLC, Mr. Jalil Tayebi and Mr. Saeed Sarkhani) irrevocably appoints as its domicile for all judicial purposes and foreclosure, in accordance with article 1070 of the Commercial Code of the United Mexican States, the domicile located in Avenida Ejército Nacional 579, 2ndo Piso, Colonia Granada, C.P. 11520, Mexico, Federal District.

SECTION 10          No Waiver; Cumulative Remedies.  No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 11          Costs and Expenses.

(a)           Pledgor agrees to pay on demand:

(i)            Pledgor agrees to indemnify Secured Party against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

(ii)           all costs and expenses of Secured Party, including the fees and disbursements of counsel to Secured Party, in connection with the enforcement or foreclosure of this Agreement and the Pledged Collateral, including reasonable attorney’s fees paid by Secured Party for such purposes.

(iii)          Any amounts payable to the Secured Party under this Section 11 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Note.

(b)           Other than as set forth in Section 11(a) above, Pledgor and Secured Party shall pay any and all of their own costs and expenses.

SECTION 12          Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.  Pledgor may not assign, transfer, hypothecate or otherwise convey his rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party.  Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party shall be void.  Pledgor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder.  Upon any assignment of Secured Party’s rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder.  Pledgor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement.  Any such assignee shall be entitled to enforce

Secured Party’s rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

SECTION 13          Governing Law and Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the United Mexican States.  Any dispute arising out or in connection with this Agreement, as well as the foreclosure of the Pledged Collateral, shall be submitted to the competent courts of the Federal District, United Mexican States and the parties expressly waive any other forum to which they may be entitled by virtue of their domiciles or for any other reason.

SECTION 14          Entire Agreement; Amendment.  This Agreement and the other Documents contain the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of Pledgor and Secured Party.

SECTION 15          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 16          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 17          Termination.  Upon payment and performance in full of all Obligations (except for inchoate indemnity obligations), the security interests created under this Agreement shall terminate and Secured Party shall promptly redeliver to Pledgor any of the Pledged Collateral in Secured Party’s possession and shall execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all security interests given by Pledgor to Secured Party hereunder.

Likewise, in the event that the product of the Average Closing Price (as defined below) of the pledged shares under the Second Stock Pledge Agreement, multiplied by the number of pledged shares subject to the Second Stock Pledge Agreement, equals or exceeds 120% (one hundred and twenty percent) of the then-outstanding principal under the Note, then the pledge created hereunder shall terminate immediately and be of no further force and effect, and Secured Party shall release the Pledged Collateral hereunder within 10 (ten) business days of receipt by Secured Party of the corresponding written notice from Pledgor.  For purposes of this Clause, the “Average Closing Price” means the average closing sales price of one share of the pledged shares under the Second Stock Pledge Agreement (rounded to the nearest ten thousandth) on the NASDAQ National Market (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) during any ten (10) consecutive trading day period during the term of this Agreement.

SECTION 18          Conflicts.  In the event of any conflict or inconsistency between this Agreement and the Note, the terms of this Agreement shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PLEDGOR	SECURED PARTY

SAKOKI, LLC	WIRELESS FACILITIES, INC.

By:	By:
Title:	Title:

Bridge Pointe Corporate Centre 4810 Eastgate Mall San Diego, CA 92121
Attn:

Jalil Tayebi	Saeed Sarkhani

By:
Jalil Tayebi	By:
Saeed Sarkhani

AGREED AND ACKNOWLEDGED:

ISSUERS

WFI DE MEXICO, S. DE R.L. DE C.V.	WFI SERVICES DE MÉXICO, S.A. DE C.V.

By:	By:
Title:	Title:

WFI DE MEXICO, SERVICIOS DE INGENIERIA, S. DE R.L. DE C.V.	WFI SERVICES DE MÉXICO, SERVICIOS DE ADMINISTRACIÓN, S. DE R.L. DE C.V.

By:	By:
Title:	Title:

[SIGNATURE PAGE TO EQUITY PARTS AND SHARES PLEDGE AGREEMENT]

SCHEDULE 1
to the Equity Parts and Shares Pledge Agreement

PLEDGED SHARES

SCHEDULE 2
to the Equity Parts and Shares Pledge Agreement

PLEDGED EQUITY PARTS

EXHIBIT B-2

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of February 17, 2006, is made between The Unity Trust (“Pledgor”), and Wireless Facilities, Inc., a Delaware corporation (“Secured Party”).

Recitals

WHEREAS, concurrently with the execution of this Agreement, Secured Party and Sakoki LLC, a Delaware limited liability company (“Sakoki”) are entering into the Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which Secured Party will sell, and Sakoki will purchase, the Shares;

WHEREAS, as partial consideration for the purchase of the Shares, Sakoki has executed a Promissory Note (the “Note”) to be effective upon the Closing in favor of Secured Party for the initial aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000), subject to adjustment as set forth therein, as well as a separate pledge agreement (the “Pledge Agreement”) to secure the obligations under the Note;

WHEREAS, Pledgor has agreed to pledge his Pledged Shares (as defined below) to guarantee the indebtedness and other obligations of Sakoki to Secured Party under or in connection with the Note; and

WHEREAS, Pledgor will derive substantial direct and indirect benefits from the extension of credit to Sakoki (which benefits are hereby acknowledged by Pledgor).

Accordingly, Pledgor and Secured Party hereby agree as follows:

SECTION 1            Definitions; Interpretation.

(a)           All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note or the Equity Purchase Agreement (as defined below).

(b)           As used in this Agreement, the following terms shall have the following meanings:

“Additional Collateral” means any and all (i)  securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares, and (ii) cash and non-cash proceeds of the Pledged Shares, and all supporting obligations, of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, Pledgor.

“Common Stock” means Secured Party’s common stock, $.001 par value per share.

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“Company” means Wireless Facilities, Inc., a Delaware corporation.

“Documents” means this Agreement, the Note, the Equity Purchase Agreement, and the Pledge Agreement by and between Sakoki and Secured Party executed concurrently herewith, the Personal Guaranty by and between Pledgor and Secured Party executed concurrently herewith, and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 7.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of Pledgor and Sakoki to Secured Party under or in connection with this Agreement, the Note and the other Documents, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Sakoki to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Pledgor or Sakoki of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Pledged Shares” means Two Million Two Hundred Thousand (2,200,000) shares of the Common Stock, whether certificated or uncertificated, of the Company now owned by Pledgor, as more specifically described in Schedule 1.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c)           Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)           In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2            Security Interest.

As security for the payment and performance of the Obligations, Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any

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certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

(a)           Pledgor hereby agrees to deliver to or for the account of Secured Party, at the address and to the Person or Persons to be designated by Secured Party, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

(b)           If Pledgor shall become entitled to receive or shall receive any Additional Collateral, Pledgor shall accept any such Additional Collateral as Secured Party’s agent, shall hold it in trust for Secured Party, shall segregate it from other property or funds of Pledgor, and shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, to be held by Secured Party subject to the terms hereof, as part of the Pledged Collateral.  Upon accepting any such Additional Collateral hereunder, Secured Party shall promptly send a notification to Pledgor describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

(c)           Pledgor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Pledged Collateral, and Pledgor shall execute and deliver to Secured Party, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Pledged Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, Pledgor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.  Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property.  Pledgor will join with Secured Party in notifying any third party who has possession of any Pledged Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Pledged Collateral for the benefit of Secured Party.

(d)           Pledgor agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 18.

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SECTION 3            Representations and Warranties.  Pledgor represents and warrants to Secured Party that: (a) this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, and no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Pledgor of this Agreement; (b) Pledgor is, and with respect to any Additional Collateral Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement; (c) except for the Documents: (i) there are no restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party; and (ii) there are no voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral; and (d) other than (i) financing statements previously disclosed in writing to Secured Party and (ii) financing statements in favor of Secured Party, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.  No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of Secured Party.  Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 4            Covenants.  So long as any of the Obligations remain unsatisfied, Pledgor will cooperate with Secured Party to protect and preserve the Pledged Collateral and consummate the transactions contemplated hereby.  This cooperation will include, without limitation: (a) Pledgor, at his own expense, appearing in and defending any action, suit or proceeding which purports to affect his title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof; (ii) Pledgor giving prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of any change in the location of Pledgor’s principal place of residence or any event that may adversely affect or encumber the Pledged Shares; (iii) Pledgor not surrendering or losing possession of (other than to Secured Party or, with the prior consent of Secured Party, to a depositary or financial intermediary), exchanging, selling, conveying, transferring, assigning or otherwise disposing of or transferring the Pledged Collateral or any right, title or interest therein; (iv) Pledgor not creating, incurring or permitting to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement; and (v) Pledgor not entering into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

SECTION 5            Administration of the Pledged Collateral.

(a)           Unless an Event of Default shall have occurred and be continuing:  (i) subject to the terms and conditions in Section 2, Pledgor shall be entitled to receive and retain for his own account any cash dividend in amounts consistent with past practices in respect of the Pledged Collateral to the extent consistent with the Note; and (ii) Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and

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policies of the Company to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken or proxy given which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or be inconsistent with or violate any provision of this Agreement or any other Documents.  Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise, and to receive distributions which it is authorized to receive and retain, pursuant to this subsection (a).

(b)           Upon and after the occurrence and during the continuance of any Event of Default: (i) Secured Party shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by Secured Party as part of the Pledged Collateral; (ii) Secured Party shall have the right following prior written notice to Pledgor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof; and (iii) Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

(c)           Distributions and other payments which are received by Pledgor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith paid over or delivered to Secured Party in the same form as so received.

(d)           Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e)           For the purpose of enabling Secured Party to exercise its rights under this Section 5 or otherwise in connection with this Agreement, Pledgor hereby (i) constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) his true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints Secured Party

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as his proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the stockholders of the Company held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor.  Each such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full, and is exercisable only during the continuance of an Event of Default.  Pledgor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

SECTION 6            Secured Party’s Duties.  Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so.  Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by Secured Party hereunder, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

SECTION 7            Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           Pledgor shall fail to make any payment of principal or interest in accordance with the Note or other amount payable hereunder or under the Note.

(b)           Any representation or warranty by Pledgor under or in connection with this Agreement or the Note shall prove to have been incorrect in any material respect when made or deemed made.

(c)           Pledgor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or the Note on his part to be performed or observed and any such failure shall remain unremedied for a period of 15 days from the occurrence thereof; or any breach under the Note shall have occurred.

(d)           Pledgor shall admit in writing his inability to, or shall fail generally or be generally unable to, pay his debts as such debts become due, or shall make a general assignment for the benefit of creditors; or Pledgor shall file a voluntary petition in bankruptcy or a petition or answer seeking to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Pledgor pursuant to the Bankruptcy Code or any such other state or federal law; or Pledgor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Pledgor’s property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Pledgor; or any order for relief shall be entered against Pledgor in any

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involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

(e)           Any impairment in the priority of Secured Party’s Lien hereunder.

(f)            Any levy upon, seizure or attachment of any of the Pledged Collateral.

SECTION 8            Remedies.

(a)           Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Note or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.  Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash.  Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law.  Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.  Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.

(b)           The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Pledged Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12; and second, to the payment of the Obligations.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable law.  Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 9            Certain Waivers.  Pledgor waives, to the fullest extent permitted by law: (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for

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performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

(b)           Pledgor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.  Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral.  Secured Party may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral.  If Secured Party sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Pledged Collateral, Secured Party may resell the Pledged Collateral and Pledgor shall be credited with the proceeds of the sale.

SECTION 10          Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto.  All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

SECTION 11          No Waiver; Cumulative Remedies.  No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12          Costs and Expenses.  Pledgor agrees to pay on demand all costs and expenses of Secured Party, including the fees and disbursements of counsel to Secured Party, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral.  Any amounts payable to the Agent or any Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Note.

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SECTION 13          Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.  Pledgor may not assign, transfer, hypothecate or otherwise convey his rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party.  Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party shall be void.  Pledgor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder.  Upon any assignment of Secured Party’s rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder.  Pledgor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement.  Any such assignee shall be entitled to enforce Secured Party’s rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

SECTION 14          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than California.

SECTION 15          Entire Agreement; Amendment.  This Agreement and the other Documents contain the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 16          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 18          Termination.  Upon payment and performance in full of all Obligations, the security interests created under this Agreement shall terminate and Secured Party shall promptly redeliver to Pledgor any of the Pledged Collateral in Secured Party’s possession and shall execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all security interests given by Pledgor to Secured Party hereunder.

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SECTION 19          Conflicts.  In the event of any conflict or inconsistency between this Agreement and the Note, the terms of this Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

PLEDGOR	SECURED PARTY

WIRELESS FACILITIES, INC.

By:
Massih Tayebi	By:
Title:

Attn:	Bridge Pointe Corporate Centre 4810 Eastgate Mall San Diego, CA 92121
Fax:	Attn:
email:	Fax:
email:
Acknowledged and agreed to:

SAKOKI LLC

By:
Title:
Attn:
Fax:
email:

[SIGNATURE PAGE TO STOCK PLEDGE AGREEMENT]

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SCHEDULE 1
to the Stock Pledge Agreement

PLEDGED SHARES

EXHIBIT C

PERSONAL GUARANTY

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of February 17, 2006, is made by Massih Tayebi (“Guarantor”), in favor of Wireless Facilities, Inc., a Delaware corporation (“Lender”).

Recitals

WHEREAS, concurrently with the execution of this Guaranty, Lender, Sakoki, LLC, a Delaware limited liability company (“Borrower”), and the Companies (as defined in the Equity Purchase Agreement) are entering into the Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which Lender will sell, and Borrower will purchase, the Shares (capitalized terms not defined herein shall have the respective meanings set forth in the Equity Purchase Agreement);

WHEREAS, as partial consideration for the purchase of the Shares, Borrower has (a) executed a Promissory Note (the “Note”) in favor of Lender for the initial aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000), subject to adjustment as set forth therein, and (b) to secure the obligations under the Note, entered into an Equity Parts and Shares Pledge Agreement (the “Mexican Shares Agreement”) with respect to the Shares and a separate Stock Pledge Agreement (the “WFI Shares Agreement,” and together with the Mexican Shares Agreement, the “Pledge Agreement”) with respect to Two Million Two Hundred Thousand (2,200,000) shares of Seller’s Common Stock owned by Holders (the “WFI Shares”);

WHEREAS, Guarantor has agreed to guarantee the indebtedness and other obligations of Borrower to Lender under or in connection with the Note and the Pledge Agreement as set forth herein; and

WHEREAS, Guarantor will derive substantial direct and indirect benefits from the extension of credit to Borrower (which benefits are hereby acknowledged by the Guarantor).

Accordingly, to induce Lender to extend credit to Borrower, and in consideration thereof, Guarantor hereby agrees as follows:

1.             Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees to Lender the full and prompt payment when due (whether at stated maturity, declaration, acceleration, demand or otherwise, but after giving effect to any applicable cure periods) and performance of the indebtedness, liabilities and other obligations of Borrower to Lender under or in connection with the Note, including all unpaid principal, all interest accrued thereon, all fees due to Lender and all other amounts payable by Borrower to Lender thereunder or in connection therewith, and including interest that accrues after the commencement by or against Borrower of any action, case or proceeding involving insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution under any applicable laws with respect thereto (an “Insolvency Proceeding”).  The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, regardless of by what instrument, agreement, contract or entry in Lender’s

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accounts they may be evidenced, or whether evidenced by any instrument, agreement, contract or entry in Lender’s accounts, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable under the Bankruptcy Reform Act of 1978 (the “Bankruptcy Code”) or other applicable law.  The foregoing indebtedness, liabilities and other obligations of Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 12 hereof), shall hereinafter be collectively referred to as the “Obligations.”

2.             Liability of Guarantor.  The liability of Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Obligations.  In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:  (i) Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be contingent upon Lender’s exercise or enforcement of any remedy it may have against Borrower or any other person or entity (“Person”), or against any collateral for any Obligations; (ii) this Guaranty is a guaranty of payment when due and not of collectibility; (iii) Lender may enforce this Guaranty upon the occurrence of a default notwithstanding any dispute between Lender and Borrower with respect to the existence of such default; (iv) Guarantor’s payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Obligations remaining unsatisfied; and (v) Guarantor’s liability with respect to the Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, (A) any Insolvency Proceeding with respect to Borrower, Guarantor, any other guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of Borrower, any other guarantor or any other Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of Borrower, Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower, Guarantor, any other guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of Lender’s interests in and rights under this Guaranty, including, without limitation, Lender’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of Lender’s interests in and to any collateral securing the Obligations; (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, Guarantor, any other guarantor or other Person may have or assert, including, without limitation, any defense of incapacity or lack of corporate or other authority to execute or deliver the Note or this Guaranty or any other document related thereto; (F) any direction of application of payment to Borrower, Guarantor, any other guarantor or other Person; and (G) Lender’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations.

3.             Consents.  Guarantor hereby consents and agrees that, without notice to or further assent from Guarantor:  (i) the time, manner, place or terms of any payment under the Note may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under the Note, by a modification or renewal of

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the Note or otherwise; (ii) the time for Borrower’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Note may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Lender may deem proper; (iii) Lender may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and Lender shall not be liable to Guarantor for any failure to collect or enforce payment of the Obligations; (iv) Lender may take and hold security of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (v) Lender may request and accept other guaranties of the Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vi) Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by the Note, or otherwise available to Lender, with respect to the Obligations and any collateral therefor, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against Borrower; all as Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

4.             Waivers.  (a) Guarantor waives and agrees not to assert:  (i) any right to require Lender to proceed against Borrower, any other guarantor or any other Person, to proceed against or exhaust any collateral or other security held for the Obligations (except to the extent required by applicable law), to give notice of or institute any public or private sale, foreclosure, or other disposition of any collateral or security for the Obligations, including, without limitation, to comply with applicable provisions of the California Uniform Commercial Code (“UCC”) or any equivalent provision of any other applicable law in connection with the sale, foreclosure, or other disposition of any collateral or to pursue any other right, remedy, power or privilege of Lender whatsoever; (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations; (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, Guarantor or any other Person; (iv) any defense based upon Lender’s errors or omissions in the administration of the Obligations; (v) any rights to set-offs and counterclaims; and (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses which are or may become available to Guarantor by reason of California Civil Code §§2787 through 2855, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726.  Guarantor hereby unconditionally and irrevocably waives any rights and defenses the Guarantor may have because the Borrower’s debt is secured by real and personal property.  This means, among other things:  (A)  Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (B) if Lender forecloses on any collateral pledged by the Borrower:  (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2)  Lender may collect from Guarantor even if

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Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Borrower.  These rights and defenses include, but are not limited to, any rights of defenses based upon §§580a, 580b, 580d or 726 of the California Code of Civil Procedure.  Further, Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure §580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. (b) Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Obligations, or the reliance by Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder.  The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty.  Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, Guarantor or any other Person with respect to the Obligations. (c) The obligations of Guarantor hereunder are independent of and separate from the obligations of Borrower and any other guarantor and upon the occurrence and during the continuance of any default, a separate action or actions may be brought against Guarantor, whether or not Borrower or any such other guarantor is joined therein or a separate action or actions are brought against Borrower or any such other guarantor. (d) Guarantor shall not have any right to require Lender to obtain or disclose any information with respect to (i) the financial condition or character of Borrower or the ability of Borrower to pay and perform the Obligations; (ii) the Obligations; (iii) any collateral or other security for any or all of the Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations; (v) any action or inaction on the part of Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

5.             Priority of Recourse.  Notwithstanding anything to the contrary in Section 1, Section 2, Section 3, Section 4, any other section of this Guaranty, the Equity Purchase Agreement, the Pledge Agreement, or any other document executed in connection therewith, Lender agrees to (a) first exercise its rights under the WFI Shares Agreement with respect to the WFI Shares, until such time as the Obligations have been fully or partially satisfied, whether through liquidation or sale of the WFI Shares or otherwise pursuant to and in accordance with the WFI Shares Agreement, and (b) thereafter exercise its rights under the Pledge Agreement and the Note in whichever priority or manner that Lender determines in its sole discretion with respect to any remaining Obligations.

6.             Subrogation.  Until the Obligations shall be satisfied in full, Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Lender as against Borrower or other guarantors, whether in connection with this Guaranty or otherwise.  If any amount shall be paid to Guarantor on account of the foregoing rights at any time when any Obligations are outstanding, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations.

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7.             Continuing Guaranty.  Guarantor agrees that this Guaranty is a continuing guaranty relating to any Obligations, including Obligations which may exist continuously or which may arise from time to time under successive transactions, and Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Obligations exist.  This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Obligations by or on behalf of Borrower shall be rescinded or must otherwise be restored by Lender, whether as a result of any Insolvency Proceeding or otherwise.  To the extent any payment is rescinded or restored, the Obligations shall be revived in full force and effect without reduction or discharge for such payment.

8.             Payments.  Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which Lender or any other Person may have against Guarantor by virtue hereof, upon the failure of Borrower to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to Lender an amount equal to the amount of the Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to Borrower, would have accrued on such Obligations, whether or not a claim is allowed against Borrower for such interest in any such Insolvency Proceeding).  All payments made by Guarantor hereunder may be applied in such order as Lender shall elect.  Guarantor shall make each payment hereunder, without deduction (whether for taxes or otherwise), set-off or counterclaim, on the day when due in same day or immediately available funds, and in U.S. dollars.

9.             Representations; Covenants.  Guarantor represents and warrants to Lender that this Guaranty does not contravene any contractual or judicial restriction binding on or affecting Guarantor and that this Guaranty is the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.  Guarantor will maintain such net worth sufficient to discharge his obligations under this Guaranty.  To the extent that Guarantor’s individual assets are insufficient to satisfy the Obligations, Guarantor will satisfy the Obligations with assets belonging to any trust or other entity in which Guarantor has a controlling interest, to the extent permissible under such trust or other entity’s governing documents.

10.           Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile or email) and shall be mailed, sent or delivered (i) if to Lender, at Bridge Pointe Corporate Centre, 4810 Eastgate Mall, San Diego, CA 92121, Attention: General Counsel; and (ii) if to Guarantor, at or to his address or facsimile number, or email address, set forth below his name on the signature page hereof, or at or to such other address or facsimile number, or email address, as such party shall have designated in a written notice to the other party.  All such notices and communications shall be effective upon receipt.

11.           No Waiver.  No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any

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other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Guaranty are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.

12.           Costs and Expenses.  Guarantor agrees to pay on demand all reasonable costs and expenses of Lender and reasonable fees and disbursements of counsel to Lender in connection with the enforcement, or preservation of any rights under, this Guaranty.

13.           Binding Effect; Entire Agreement; Amendments.  This Guaranty shall be binding upon Guarantor and his successors, assigns, personal representatives, heirs and legatees; provided that Guarantor shall not have the right to assign or transfer his rights and obligations hereunder without the prior written consent of Lender.  This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.  There are no conditions to the full effectiveness of this Guaranty.  This Guaranty may not be amended except by a writing signed by Guarantor and Lender.  No waiver of any rights of Lender under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless in writing and signed by Lender.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.           Knowing and Explicit Waivers.  Guarantor acknowledges that he has either obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Guaranty.  Guarantor acknowledges and agrees that each of the waivers and consents set forth herein, including, without limitation, those contained in Sections 2 through 4, are made with full knowledge of their significance and consequences.  Additionally, Guarantor acknowledges and agrees that by executing this Guaranty, he is waiving certain rights, benefits, protections and defenses to which he may otherwise be entitled under applicable law, including, without limitation, under the provisions of the California Civil Code and California Code of Civil Procedure referred to in Section 4, and that all such waivers herein are explicit, knowing waivers.  Guarantor further acknowledges and agrees that Lender is relying on such waivers in creating the Obligations, and that such waivers are a material part of the consideration which Lender is receiving for creating the Obligations.

15.           Severability; Entire Agreement.  Whenever possible, each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty.  This Guaranty, the Note, the Pledge Agreement and any other documents referenced herein contain the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

16.           Law; Submission to Jurisdiction.  (i) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CALIFORNIA LAW.  (ii)

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Guarantor hereby (A) submits to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Guaranty, (B) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (C) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of California, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (D) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

17.           Married Persons.  Any married person who signs this Guaranty as the Guarantor hereby expressly agrees that recourse may be had against his or her separate and community property for all his or her obligations under this Guaranty.

18.           Termination.  Notwithstanding anything to the contrary herein, in the event that the product of the Average Closing Price (as defined below) of the pledged shares under the WFI Shares Agreement, multiplied by the number of pledged shares subject to the WFI Shares Agreement, equals or exceeds 120% (one hundred and twenty percent) of the then-outstanding principal under the Note, then this Guaranty shall terminate immediately and be of no further force and effect.  For purposes of this Clause, the “Average Closing Price” means the average closing sales price of one share of the pledged shares under the WFI Shares Agreement (rounded to the nearest ten thousandth) on the NASDAQ National Market (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) during any ten (10) consecutive trading day period during the term of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty, as of the date first above written.

By
Massih Tayebi

Address:

Fax: ( ) -

Email:

Acknowledged and agreed to:

SAKOKI, LLC

By:
Title:
Attn:
Fax:
email:

[SIGNATURE PAGE TO PERSONAL GUARANTY]

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EXHIBIT D

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made as of the 17th day of February, 2006, by and between Wireless Facilities, Inc., a Delaware corporation (“Seller”), and Sakoki, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.            Pursuant to the Equity Purchase Agreement dated as of February 17, 2006, by and among Buyer, Seller, and the Companies (as defined therein) (the “Purchase Agreement”), among other things, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase the Shares (as defined in the Purchase Agreement) of the Companies.

B.            As a condition to its obligations under the Purchase Agreement, Buyer and Seller have agreed to enter into this Agreement in order to provide Buyer with certain services essential to the continued operation of the business of the Companies (the “Business”).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Purchase Agreement and in further consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions.  Defined terms not otherwise defined herein (including the recitals above) shall have the meanings assigned to them in the Purchase Agreement.

2. Provision of Transition Services.

2.1  Transition Services.

(a)  Subject to the terms and conditions set forth herein, Seller shall, or shall cause one or more of its Affiliates or third parties to, provide information technology services, software, hosting and infrastructure (the “Initial Transition Services”) at no cost to Buyer for the period beginning on the Effective Date and ending sixty (60) days following the Effective Date (the “Initial Services Term”).

(b)  Within thirty (30) days of the Effective Date, Seller shall provide to Buyer a notice of Seller’s costs for providing the Initial Transition Services (the “Notice”).  Within fifteen (15) days following receipt of the Notice, Buyer shall select from the items identified on the Notice the services it wishes to continue to receive from Seller (the “Continuing Transition Services” and together with the Initial Transition Services, the “Transition Services”), at the prices indicated on the Notice.  The parties shall amend Exhibit A to reflect the Continuing Transition Services and the fees for such Continuing Transition Services.

(c)  For the period beginning on the date following sixty (60) days following the Effective Date and ending upon termination of this Section 2 as set forth in

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Section 3 below, Seller shall, in consideration of the payments set forth in Exhibit A and Section 2.3, provide those services set forth on Exhibit A.

(d)  During the Services Term, if and to the extent practicable, Buyer shall use all commercially reasonable efforts to assume responsibility for each Transition Service provided by Seller, and Seller shall assist in the transfer of responsibility for each Transition Service to Buyer.

(e)  To the extent authorized under any license(s) to software necessary to continue the operation of the Business, and only to the extent no additional license fees or other financial consideration would be owed to such licensor(s) for such use, Buyer shall have the right to use such software in accordance with the terms of the license relating to such software.

2.2  Standard of Performance.

(a)  Seller agrees to use commercially reasonable efforts to provide, or cause to be provided, to Buyer the Transition Services in substantially the same manner, scope and quality, at the same locations and at substantially the same levels as such services were historically provided to the Business prior to the Effective Date.  Seller covenants that such Transition Services shall be provided by appropriately experienced, qualified and trained personnel, if and as applicable, using appropriate equipment and in a professional and timely manner.  The Transition Services shall be used by Buyer only for the purposes of conducting the Business substantially in the manner conducted by Seller immediately prior to the Effective Date, and shall not be used for any other purposes.

(b)  Seller shall not be required to provide any of the Transition Services to the extent that the performance of such Transition Services becomes materially more expensive or difficult for Seller as a result of a material operational change in the Business by Buyer subsequent to the Effective Date.

(c)  Notwithstanding anything to the contrary in this Agreement, Seller shall not provide any Transition Service that, in Seller’s reasonable discretion, could (i) cause or result in any violation of any United States federal or state statute, rule or regulation applicable to the Seller or (ii) breach the terms of any existing agreement between Seller and any third party.

2.3  Reimbursement for Transition Services.

(a)  As compensation for the Transition Services, and subject to the provisions of Section 2.1 above, Buyer shall pay Seller the amounts set forth on Exhibit A attached hereto, beginning on the date sixty (60) days following the Effective Date and ending on the last day on which Transition Services are performed by Seller.  Seller shall invoice Buyer within ten (10) days of the end of each month for the Transition Services provided during such preceding month.

(b)  Seller shall not be obligated to: (i) hire any additional employees or create new or additional employee or independent contractor positions; (ii) maintain the employment of any specific employee; (iii) purchase, lease, license or otherwise acquire any new

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or additional assets, equipment or software; (iv) pay any costs related to the transfer or conversion of Buyer’s data to Seller or to any alternate supplier of Transition Services after the term; (v) engage any alternate supplier of Transition Services; or (vi) modify, alter or amend any existing Seller specifications, policies or practices, in order to perform or complete performance of any Transition Service.  Any such costs incurred by Seller to take any of the above actions at the request of Buyer in connection with the performance of any Transition Service shall be borne by Buyer and shall be invoiced by Seller and paid within ten (10) days of receipt of the invoice by Buyer.

(c)  In the event that the provision of the Transition Services or the relationship created between the parties hereunder gives rise to any Tax (other than Tax based on income), such Tax shall be the responsibility of Buyer.

2.4  Cooperation and Access.

(a)  Each of the parties agrees to fully cooperate in good faith with the other in connection with the Transition Services provided under this Section 0.

(b)  Seller shall permit Buyer and its employees and agents reasonable access during regular business hours (or otherwise upon reasonable prior notice) to individuals responsible for the Transition Services and shall provide Buyer with such data and other information as Buyer may reasonably request for the purposes of allowing Buyer to monitor the performance of the Transition Services and to assist Buyer in transitioning the Transition Services to Buyer’s own systems upon termination of this Agreement; provided, however, that (i) nothing in this Section 2.4 or elsewhere in the Agreement shall require Seller to incur any out-of-pocket costs in connection with rendering its cooperation to Buyer as hereby contemplated, and (ii) notwithstanding anything to the contrary in this Agreement, Seller shall have the right to impose restrictions on the access of Buyer and Buyer’s employees, consultants and agents to Seller’s information technology services, software, hosting and infrastructure to the extent necessary to protect the security and integrity of Seller’s information technology systems and ensure compliance with United States federal or state statutes, rules and regulations.

3. Term; Termination.

3.1  Term.  Unless earlier terminated as set forth in Section 3.2 below,

(a)  Section 2 of this Agreement shall be in effect for the Initial Services Term, and shall automatically renew for one successive three-month period (unless written notice is given by Buyer to Seller at least ten (10) days prior to the end of such period, including the initial period) (together, the “Services Term”).

(b)  Other than as set forth in (a) above, this Agreement shall be in effect for the period commencing at the Effective Date and ending on the first anniversary of such Effective Date.

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3.2  Termination.

(a)  In the event of any material breach by Seller of any of Seller’s agreements contained in this Agreement, and the failure of Seller to cure such breach within twenty (20) days after receipt of notice from Buyer requesting that such breach be cured, Buyer may terminate this Agreement.  In the event of any material breach by Buyer of any of Buyer’s agreements contained in this Agreement, and the failure of Buyer to cure such breach within twenty (20) days after receipt of notice from Seller requesting that such breach be cured, Seller may terminate this Agreement.

(b)  The parties agree that Buyer may terminate this Agreement with respect to any Transition Service upon ten (10) days prior written notice to Seller.  Any requested termination of a Transition Service by Buyer pursuant to this Section 3.2(b) shall become effective at the end of such ten (10) day period and Buyer shall thereafter no longer be obligated to pay for such Transition Service and Seller shall thereafter no longer be obligated to perform such Transition Services.

(c)  Upon termination pursuant to Section 3.1(a) or termination of any Transition Service as provided for under this Agreement, Seller shall no longer be obligated to provide any Transition Services and Buyer shall no longer be obligated to pay for such Transition Services except with respect to any fees incurred up to the date of such termination.

(d)  Upon termination of this Agreement Seller shall deliver to Buyer, at the Buyer’s expense and request, all books, records, data and reports (whether print or electronic) used or prepared in connection with such Transition Service.

(e)  Subsections 4.2(e), 4.3, 5.2 and 5.3 and Section 7 of this Agreement shall survive any termination of this Agreement indefinitely and, any such termination shall not relieve either party from liability for breach of this Agreement.

4. Intellectual Property.

4.1  License.  Subject to the other provisions of this Section 4, Seller hereby grants to Buyer a non-transferable, non-sublicensable right, fully-paid up, and royalty-free license to display the trademarks and trade names set forth on Exhibit B to the Purchase Agreement (each a “Mark” and collectively the “Marks”) solely for use in connection with the Business; provided, however, that Buyer shall have (a) the right to transfer such license to an Affiliate provided that such Affiliate agrees to be bound to the terms of this Section 4, and (b) such license shall be exclusive in Mexico and non-exclusive in all other territories of the world.  Such license shall be in full force and effect for the period commencing on the Effective Date and shall terminate on the date twelve (12) months following the Effective Date.  Buyer will include an appropriate trademark indicator with the first prominent use of each Mark and will include the following legend upon use of such Mark: “                  is the trademark of Wireless Facilities, Inc. and is being used by permission.”  Buyer agrees that all use of the Marks, and all goodwill arising out of such use, will inure to the sole benefit of Seller.  Seller shall retain the exclusive right to apply for and obtain registrations for the Marks throughout the world.

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4.2  Restrictions.

(a)  Beginning on the Effective Date, Buyer shall use commercially reasonable efforts to develop and promote Buyer’s own proprietary trademarks and trade names to replace the use of the Marks.

(b)  No later than six (6) months following the Effective Date, Buyer shall have made a public announcement, including an announcement to its customers, announcing the trade name or names that Buyer will be using to replace Buyer’s use of the Marks.

(c)  Commencing on the date nine (9) months following the Effective Date, Seller shall not procure or create any products, marketing materials or other materials containing the Marks, but shall have the right during the term of the license set forth in Section 4.1 to continue to display the Marks on existing products, marketing materials or other materials.

(d)  Upon expiration or earlier termination of the license set forth in Section 4.1, (i) all rights and licenses granted hereunder shall terminate immediately, and Buyer shall cease immediately its use of the Marks and (ii) Buyer shall have caused the charter documents of the Companies to be amended to eliminate the use of the Marks in the corporate names of the Companies.

(e)  Buyer will not develop, promote or use any mark, word or design confusingly similar to the Marks.  Buyer agrees not to register or attempt to register the Marks or any trademark confusingly similar to the Marks.  Buyer shall not challenge the validity of the Marks, nor shall Buyer challenge Seller’s ownership of the Marks or the enforceability of Seller’s rights therein.

(f)  Seller will have the right to monitor Buyer’s use of the Marks.  Upon Seller’s request, Buyer will submit to Seller copies of any materials bearing the Marks.  Buyer will immediately remedy any improper use of a Mark within twenty (20) days of receipt of written notice from Seller describing the improper use of such Mark.

4.3  No Grant of Intellectual Property Rights.  Except as expressly set forth in this Section 4, nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license of any intellectual property rights of a party following consummation of the Transaction.

5. Level of Service.

5.1  Buyer and Seller shall use the same degree of care in rendering the services specified in this Agreement as they utilize in rendering such services for their own operations, but in no event less than reasonable care.

5.2  In no event shall any of the parties hereto be liable for any error or omission in rendering such Transition Services, or defect in the Transition Services rendered, except when such error, omission or defect is attributable to the gross negligence of the party performing such

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services hereunder, and no party shall be liable for any indirect, incidental, consequential damages, punitive damages, or special damages to the other party under any circumstances.

5.3  Except as specifically set forth in this Agreement, NONE OF THE PARTIES HERETO MAKE ANY REPRESENTATIONS, WARRANTIES, GUARANTEES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICE TO BE PERFORMED HEREUNDER OR THE RESULTS OBTAINED THEREBY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE PARTIES HERETO SHALL BE LIABLE FOR ANY PERSONAL INJURY OR PROPERTY DAMAGE, NOR FOR EXEMPLARY DAMAGES CAUSED BY DELAY IN PERFORMING, FAILURE TO PERFORM OR DEFECTS IN PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT EXCEPT WHEN SUCH DAMAGE IS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OF THE PARTY PERFORMING SERVICES HEREUNDER.

6. Force Majeure.  Any failure of either party to perform its obligations under this Agreement due to Acts of God or of the public enemy, strikes, walkouts, lockouts, material or labor restrictions by any governmental authority, riots or other civil disturbances, fires, floods, epidemics, explosions, acts of any government in its sovereign capacity, inability to obtain material, utilities, equipment or transportation or any other cause not reasonably within control of such party (a “Force Majeure Event”), shall not constitute a breach of this Agreement, provided that such party perform its obligations as promptly as reasonably practicable upon resolution of such circumstance.  To the extent a party fails to fulfill its obligations due to such act or circumstance referred to in the previous sentence, the parties shall mutually determine a reasonable adjustment in the fees to be paid for such services.

7. Miscellaneous.

7.1  Confidentiality.  Any information exchanged by the parties pursuant to this Agreement shall be subject to the confidentiality provisions of the Non-Disclosure Agreement by and between Seller and Buyer, without reference to the term of such Non-Disclosure Agreement.

7.2  Notices.  Any notices to be given under this Agreement either by Seller or Buyer shall be given in accordance with Section 8.01 of the Purchase Agreement.  In addition, within five (5) days of the Closing, Seller shall provide Buyer with the name of one or more Seller employees who shall be Seller’s primary contact and liaison for performance of the Transition Services.

7.3  Provisions Binding.  Except as otherwise provided, all provisions herein are binding upon and shall inure to the benefit of the parties, their legal representatives, heirs, successors and permitted assigns.

7.4  Entire Agreement.  This Agreement and the exhibits hereto and the Purchase Agreement and the exhibits and schedules thereto constitute the entire agreement between the parties relating to the subject matter hereof.  All exhibits mentioned in this Agreement are incorporated herein by reference.  Any prior conversations or writings are merged herein and

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extinguished.  No subsequent amendment to this Agreement will be binding upon Seller or Buyer unless reduced to writing and signed.  The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any section or paragraph.

7.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

7.6  Jurisdiction; Dispute Resolution.  If a dispute arises between the parties relating to the interpretation or performance of this Agreement, with the exception of any claim for a temporary restraining order or preliminary or permanent injunctive relief to enjoin any breach or threatened breach hereof, such dispute shall be settled by a panel of three arbitrators with such arbitration to be held in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  All arbitrators must be knowledgeable in the subject matter at issue in the dispute.  The arbitrators shall make their decision in accordance with the terms of this Agreement and applicable law.  Each party shall initially bear its own costs and legal fees associated with such arbitration and Buyer and Seller shall initially split the cost of the arbitrators, but the prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such arbitration.  The decision of the arbitrators shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party.  The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason.  The arbitrators shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages.  The decision of the arbitrator shall be final and binding on the parties and enforceable in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards (9 U.S.C. Section 1, et. seq.).

7.7  Independent Contractors.  The relationship between Buyer and Seller under this Agreement is that of independent contractors.  Nothing contained in this Agreement or otherwise shall be construed to constitute or create a partnership, agency, joint venture, equity interest, lease or other similar relationship between Buyer and Seller.  As between Buyer, on the one hand, and Seller, on the other hand, no party has the power or authority to act on behalf of the other party, except as expressly set forth in this Agreement or as authorized in writing by the other party.  Buyer shall have complete and exclusive responsibility for, and control of, the assets and the management and operations of the Business.

7.8  Attorneys’ Fees.  If any claim or legal action is made or taken with respect to the provisions of this Agreement, the prevailing party’s costs and expenses, including without limitation all legal fees and expenses, incurred in connection with such claim or legal action shall be paid by the unsuccessful party.

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7.9  Severability.  If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

7.10  Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE TRANSITION SERVICES, INCLUDING, WITHOUT LIMITATION, THE ACCURACY OF THE TRANSITION SERVICES OR THEIR SUITABILITY FOR THE BUSINESS, AND SELLER HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND TITLE.

7.11  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, which approval shall not be unreasonably withheld, except that (X) Seller may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates or another third party to perform its obligations hereunder (in any or all of which cases Seller nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (Y) Buyer may assign any and all of its rights and interests hereunder to one or more of its Affiliates.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Seller:

WIRELESS FACILITIES, INC.

By
Its

Buyer:

SAKOKI, LLC

By
Its

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EXHIBIT A

Description of Fees and Transition Services

EXHIBIT B

Marks